STRUCTURED INVESTMENTS GLOBAL WEALTH MANAGEMENT GROUP - CAPITAL MARKETS
                                                               [GRAPHIC OMITTED]

Client Strategy Guide: April 2009 Offerings

                                           Free Writing Prospectus
                                           Dated April 1, 2009
                                           Registration Statement No. 333-156423
                                           Filed Pursuant to Rule 433

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley

Client Strategy Guide: April 2009 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3

Selected Features & Risk Disclosures .... page 4

Structured Investments at Morgan Stanley .... page 5

Protect Principal Investments	Protected Absolute Return Barrier Notes based on the S&P 500® Index (SPX) by Morgan Stanley .... page 6
	Principal Protected Certificates of Deposit based on the Dow Jones Industrial Average℠ by Harris, N.A. .... page 7
	Barrier Return Rebate Certificates of Deposit based on the NASDAQ-100 Index® (NDX) by Wells Fargo Bank, N.A. .... page 8
	Capital Protected Notes based on the S&P 500® Index (SPX) by Morgan Stanley .... page 9
	Currency-Linked Capital Protected Notes based on an Emerging Markets FX Basket vs. the U.S. Dollar by Morgan Stanley .... page 10
	90% Capital Protected Commodity-Linked Notes based on the Dow Jones-AIG Commodity Index℠ by Morgan Stanley .... page 11

Enhance Yield Investments*	13-17% RevCons℠ based on The Boeing Company (BA) by Morgan Stanley .... page 12
	11-15% RevCons℠ based on the Financial Select Sector SPDR® Fund (XLF) by Morgan Stanley .... page 13
	14.5% SPARQS® based on Lowe's Companies, Inc. (LOW) by Morgan Stanley .... page 14
	Auto-Callable Securities based on iShares® FTSE / Xinhua China 25 Index Fund (FXI) by JPMorgan Chase & Co. .... page 15

Leverage Performance Investments*	Bull PLUS℠ based on the S&P 500® Index (SPX) by Barclays Bank PLC. .... page 16
	Bear PLUS℠ based Inversely on the S&P 500® Index (SPX) by Morgan Stanley. .... page 17
	Buffered PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley .... page 18
	Buffered PLUS℠ based on the NASDAQ-100 Index® (NDX) by Barclays Bank PLC .... page 19

Selected Risks & Considerations .... page 20

*<u>Note</u>: Enhance Yield Investments and Leverage Performance Investments do not provide principal protection.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. April 2009

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Client Strategy Guide: April 2009 Offerings                               Page 3
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Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through
Morgan Stanley through the date when the ticketing closes for each offering.
Morgan Stanley or the issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities & Exchange Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

     o For Registered Offerings Issued by Morgan Stanley:
                          Morgan Stanley's CIK on the SEC web site is 0000895421

     o For Registered Offerings Issued by JPMorgan Chase & Co.:
                     JPMorgan Chase & Co.'s CIK on the SEC web site is 000019617

     o For Registered Offerings Issued by Barclays Bank PLC:
                       Barclays Bank PLC's CIK on the SEC web site is 0000312070

Alternatively, Morgan Stanley will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-866-718-1649 or emailing
prospectus@morganstanley.com or by calling your Morgan Stanley Financial
Advisor.

The securities described herein (other than the certificates of deposit) are not bank deposits and are not insured by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Additional Information for Certificates of Deposit (CDs)

CDs are not SEC registered offerings. For indicative terms and conditions on any Certificate of Deposit, please contact your Morgan Stanley Financial
Advisor or call the toll-free number 1-866-718-1649.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                     April  2009

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Client Strategy Guide: April 2009 Offerings                               Page 4
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Selected Features and Risk Disclosures

     Features

     Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.
     Such features may include:

     o    Varying levels of exposure to potential capital appreciation or depreciation
     o    Returns based on a defined formula
     o    Variety of underlying assets, including equities, commodities, currencies or interest rates
     o    Minimum investment of $1,000; unless  otherwise noted

     Key Risks

     An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured
     Investments. Please refer to the "Risks & Considerations" section at the end of this brochure, for a fuller description of these risk factors.

     The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying instrument, interest rates, credit spreads charged by the market for taking the issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.

     Issuer credit risk. All payments on Structured Investments are dependent on the issuer's ability to pay all amounts due on these securities and therefore investors are subject to the credit risk of the applicable issuer. The securities described herein are not guaranteed under the
     Federal Deposit Insurance Corporation's Temporary Liquidity Guarantee
     Program.

     Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any
     Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

     Appreciation potential or participation in the underlying asset may be limited. The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

     Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where principal protection is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the issuer and the issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

     Principal Protected Structured Investments typically do not make periodic interest payments and may not pay more than the principal amount at maturity. Unlike ordinary debt securities, Principal Protected Structured
     Investments do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the issuer.

     You may receive only the principal amount at maturity for Principal
     Protected Structured Investments. Because the supplemental redemption amount due at maturity on Principal Protected Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

     Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured
     Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. In performing these duties, the economic interests of the calculation agent and other affiliates of the issuer may be adverse to your interest as an investor in the
     Structured Investment.

     The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                     April  2009

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Client Strategy Guide: April 2009 Offerings                               Page 5
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Structured Investments Spectrum at Morgan Stanley

     Morgan Stanley Structured Investments can be divided into four broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives - Protect Principal,
     Enhance Yield, Leverage Performance and Access.

Protect Principal Investments combine the return of principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

          >> May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay principal at maturity.

Enhance Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

          >> May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay principal at maturity.

Leverage Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

          >> May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above market interest payments.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

          >> May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                     April  2009

Morgan Stanley

Client Strategy Guide: April 2009 Offerings Page 6

Protect Principal Investments

Offering ○ Protected Absolute Return Barrier Notes based on the S&P 500® Index (SPX)

Strategy Overview	
	✓ A market neutral strategy providing positive returns within a predetermined band with full principal protection at maturity, subject to the issuer's credit risk, that may be appropriate for investors who are uncertain which way the market will trade, but hold the view it will trade within a specified range

Risk Considerations	
	✓ Principal protection is available only at maturity and is subject to the issuer's credit risk ✓ Will yield no positive return if **at any time, on any day**, the underlying asset trades outside a predetermined band ✓ The specified range is wider on the upside than on the downside and, accordingly, the maximum potential return on the notes is greater if the underlying index appreciates than if the underlying index depreciates ✓ Does not provide for current income; no interest payments ✓ Appreciation potential is limited to the maximum potential return

Protected Absolute Return Barrier Notes provide principal protection as well as potential appreciation based on the absolute value of the return of the underlying index, but only if the underlying index remains within a specified range **at all times** during the term of the notes. Consequently, you will receive a positive return whether the value of the underlying index on the valuation date is higher or lower than the initial index value, as long as the value of the underlying index remains within the specified range at all times. The specified range is wider on the upside than on the downside and, accordingly, the maximum potential return on the notes is greater if the underlying index appreciates than if the underlying index depreciates from the initial index value. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	S&P 500® Index (SPX)
Maturity Date	April 20, 2011 (2 Years)
Principal Protection	100% at maturity, subject to issuer's credit risk
Participation Rate	100% of the absolute value of any appreciation or depreciation of the underlying index, as long as the index never trades above or below the index range
Index Range	Upside Barrier: 46-51% from the Initial Index Value, to be determined on the pricing date
	Downside Barrier: 27.5-32.5% from the Initial Index Value, to be determined on the pricing date
Maturity Redemption Amount	$10 *plus* Supplemental Redemption Amount (if any)
Maximum Potential Return	▪ If the Final Index Value **increases** from the Initial Index Value: $14.60 to $15.10 per note (146% to 151% of the stated principal amount); or ▪ If the Final Index Value **decreases** from the Initial Index Value: $12.75 to $13.25 per note (127.5% to 132.5% of the stated principal amount)
Supplemental Redemption Amount	▪ If **at all times** during the observation period the index trades within the index range: $10 *times* the absolute value of the index return; or ▪ If **at any time on any day** during the observation period the index trades outside the index range: $0
Coupon	None
Listing	Application will be made to list the notes on NYSE Arca, Inc. under the ticker symbol "ANI" subject to meeting the listing requirements.
Issue Price	$10 per Note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – April 23, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

April 2009

Morgan Stanley

Client Strategy Guide: April 2009 Offerings Page 7

Protect Principal Investments

Offering ○ Principal Protected Certificates of Deposit based on the Dow Jones Industrial Average[SM]

Strategy Overview

- ✓ Full principal protection at maturity, subject to applicable FDIC insurance limits and the issuer's credit risk
- ✓ Fixed return; investors may receive an additional payment based on the performance of the index, subject to the quarterly cap at maturity
- ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying index over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to applicable FDIC insurance limits and the issuer's credit risk
- ✓ Appreciation potential is limited by quarterly cap

The Principal Protected Certificates of Deposit based on the Dow Jones Industrial Average[SM] issued by Harris, N.A. earn a fixed return of 5% over the term of the CD (0.98% annual percentage yield ("APY")), paid at maturity. In addition, the CDs may earn additional interest based on the change in the closing prices of the Dow Jones Industrial Average, paid at maturity. Depending on the change in the closing prices of the Index, index interest may be zero.

Issuer	Harris, N.A.
Underlying	Dow Jones Industrial Average[SM] (the "Index")
Maturity Date	April 30, 2014 (5 Years)
Initial Valuation Date	April 23, 2009
Final Valuation Date	April 23, 2014
Principal Protection	100% at maturity, subject to applicable FDIC insurance limits and issuer's credit risk
Payment at Maturity	Deposit Amount of CD *plus* Fixed Interest *plus* Index Interest, if any
Fixed Interest Payment	5% over the term of the CD (0.98% APY)
Index Interest	Index Interest, if any, paid at maturity, will be based upon: (Deposit Amount) x ((Product of the 20 quarterly Period Percentage Change Amounts for each Valuation Period) - 1.05))
Periodic Percentage Change Amount (PPC_x)	A PPC_x is calculated by reference to the change in the closing prices of the Index for each Valuation Period during the term of the CD. **The maximum increase in the closing price of the Index reflected in the PPC_x for any particular Valuation Period is the Quarterly Cap.** There is no limit on the amount of decrease in the closing price of the Index reflected in the PPC_x for any Valuation Period and, therefore, any uncapped decreases may offset capped increases so that your return may be less than the simple return of the Index over the term of the CD. The PPC_x for any Valuation Period may be as low as zero, reflecting a drop of 100% in the closing price of the Index during the Valuation Period. If this were to occur, Index Interest for the term of the CD would be zero. PPC_x = 1 + [(Ending Level – Starting Level) / Starting Level] **If the closing price of the Index reflected in the PPC_x for a Valuation Period decreases, you will receive less, or possibly no, Index Interest.**
Quarterly Cap	4.00% to 8.00% of any increase in the closing price of the Index during each Valuation Period, to be determined on the Initial Valuation Date
Valuation Dates	Each of the Initial Valuation Date, the Final Valuation Date and each day that is the last Business Day of April, July, October and January of each year during the term of the CD, beginning with July 2009 and ending with January 2014.
Valuation Period	The initial Valuation Period begins on the Initial Valuation Date and ends on the next Valuation Date. Each Valuation Period begins on the previous Valuation Period's Valuation Date and ends on the next Valuation Date. The final Valuation Period ends on the Final Valuation Date.
Listing	The CDs will not be listed on any U.S. securities exchange or quotation system.
Deposit Amount	$1,000 per CD
FDIC Insurance	The Deposit Amount of a CD is insured by the FDIC, subject to applicable FDIC insurance limits. The FDIC takes the position that the Index Interest is generally not covered by its insurance.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – April 23, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

April 2009

Morgan Stanley

Client Strategy Guide: April 2009 Offerings Page 8

Protect Principal Investments

Offering ○ Barrier Return Rebate Certificates of Deposit on the NASDAQ-100 Index® (NDX)

Strategy Overview

- ✓ Full principal protection at maturity, subject to applicable FDIC insurance limits and the issuer's credit risk; investors may receive an additional payment based on the performance of the index
- ✓ Investors have the opportunity to participate in 100% of the appreciation of the index, if any, unless the closing level of the index has increased above the threshold index level **on any trading day** during the term of the CD, in which case the investor will receive a fixed rebate of 3.5% of the deposit amount of the CD (0.99% APY)
- ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying index over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to applicable FDIC insurance limits and the issuer's credit risk
- ✓ Does not provide current income; no interest payments
- ✓ Appreciation potential is limited by the threshold index level and if the index increases above that level, investors will only receive the rebate coupon of 3.5% of the deposit amount of the CD

This CD provides investors with the ability to participate in moderately positive performance of the NASDAQ-100 Index® (the "Index") so long as the Closing Level of the Index does not increase by more than the Threshold Amount on any Trading Day during the term of the CD. If the Closing Level of the Index never increases above the Threshold Index Level, at stated maturity you will receive the Deposit Amount of your CD plus a return based on the point to point percentage increase, if any, in the Closing Level of the Index. If the Closing Level of the Index increases above the Threshold Index Level on any Trading Day during the term of the CDs, at stated maturity you will receive the Deposit Amount of your CD plus a return equal to 3.5% of the Deposit Amount of the CD (0.99% APY), regardless of the Closing Level of the Index on the Valuation Date.

Issuer	**Wells Fargo Bank, N.A.**
Underlying	NASDAQ-100 Index® (NDX)
Maturity	October 30, 2012 (3.5 Years)
Principal Protection	100% at maturity, subject to applicable FDIC insurance limits and issuer's credit risk
Participation Rate	100%
Payment at Maturity	On the stated maturity date, you will receive the Deposit Amount of your CD plus the Index Interest, if any. The CDs will not earn interest prior to stated maturity.
Index Interest	If the Closing Level of the Index never increases above the Threshold Index Level on any Trading Day during the period commencing on the Pricing Date and ending on and including the Valuation Date, the Index Interest will be equal to the greater of (i) zero and (ii) the product of: • Deposit Amount of the CD; and • $\frac{\text{Final Index Level} - \text{Initial Index Level}}{\text{Initial Index Level}}$ If the Closing Level of the Index increases above the Threshold Index Level on any Trading Day during the period commencing on Pricing Date and ending on and including the Valuation Date, the amount of Index Interest will be equal to 3.5% of the Deposit Amount of the CD (0.99% APY), regardless of the Closing Level of the Index on the Valuation Date.
Threshold Index Level	The Threshold Index Level will be equal to the product of: the Initial Index Level and (100% *plus* the Threshold Amount)
Threshold Amount	The Threshold Amount will be determined on the Pricing Date and will be within the range of 40% to 50%.
Rebate Coupon	3.5% of the Deposit Amount of the CD (0.99% APY)
Valuation Date	The Valuation Date will be October 23, 2012; provided however, if such day is not a Trading Day, the Valuation Date will be postponed until the next succeeding Trading Day. Valuation Dates are subject to Market Disruption Events.
Deposit Amount	$1,000 per CD
Listing	The CDs will not be listed on any securities exchange.
FDIC Insurance	The Deposit Amount of a CD is insured by the FDIC, subject to applicable FDIC insurance limits. The FDIC takes the position that the Index Interest is generally not covered by its insurance.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – April 23, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

April 2009

Morgan Stanley

Client Strategy Guide: April 2009 Offerings Page 9

Protect Principal Investments

Offering ○ Capital Protected Notes based on the S&P 500® Index (SPX)

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying asset, subject to the maximum payment at maturity
- ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying asset over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer credit risk
- ✓ Will yield no positive return if the underlying index does not appreciate
- ✓ Does not provide for current income; no interest payments
- ✓ Appreciation potential is limited by the maximum payment at maturity

Capital Protected Notes provide investors with exposure to a wide variety of assets and asset classes, including equities, commodities and currencies with limited or no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo yield and some upside in exchange for principal protection. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	S&P 500® Index (SPX)
Maturity Date	April 21, 2014 (5 Years)
Principal Protection	100% at maturity, subject to issuer's credit risk
Participation Rate	100%
Payment at Maturity	The payment at maturity per \$10 stated principal amount will equal: \$10 + Supplemental Redemption Amount, if any, subject to the Maximum Payment at Maturity *In no event will the payment at maturity be less than \$10 or greater than the Maximum Payment at Maturity.*
Supplemental Redemption Amount	\$10 *times* Index Percent Change *times* Participation Rate; *provided* that the Supplemental Redemption Amount will not be less than \$0.
Maximum Payment at Maturity	\$17.50 to \$18.50 per note (175% to 185% of the stated principal amount), to be determined on the pricing date
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Coupon	None
Listing	The notes will not be listed on any securities exchange.
Issue Price	\$10 per Note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – April 23, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

April 2009

Morgan Stanley
Client Strategy Guide: April 2009 Offerings Page 10

Protect Principal Investments

Offering ○ Currency-Linked Capital Protected Notes based on an Emerging Markets FX Basket vs. the U.S. Dollar

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying basket
- ✓ May be appropriate for investors who have a bullish outlook on the underlying basket over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer credit risk
- ✓ Will yield no positive return if the underlying basket does not appreciate
- ✓ Does not provide for current income; no interest payments
- ✓ Notes are subject to currency exchange risk

Currency-Linked Capital Protected Notes provide investors with exposure to an individual currency or a basket of currencies with no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo market interest rates in exchange for principal protection and upside exposure to the underlying currency or basket of currencies. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley	
Underlying	Basket of Currencies	Weighting
	Brazilian real ("BRL")	16.66667%
	Chinese Renminbi ("CNY")	16.66667%
	Hungarian forint ("HUF")	16.66667%
	Indian rupee ("INR")	16.66667%
	Mexican peso ("MXN")	16.66667%
	Turkish lira ("TRY")	16.66667%
Maturity Date	April 30, 2012 (3 Years)	
Principal Protection	100%	
Participation Rate	180% to 200%, to be determined on the pricing date	
Payment at Maturity	$1,000 + Supplemental Redemption Amount (if any)	
Supplemental Redemption Amount	$1,000 *times* Basket Performance *times* Participation Rate; *provided* that the Supplemental Redemption Amount will not be less than $0.	
Basket Performance	Sum of the currency performance values of each of the basket currencies	
Currency Performance	With respect to each basket currency: [(Initial Exchange Rate / Final Exchange Rate) – 1]	
Currency Performance Value	With respect to each basket currency, the *weighted* percentage appreciation or depreciation of each basket currency as represented by the following formula: Currency Performance x Weighting *Under the terms of the note, a positive Currency Performance means the basket currency has appreciated relative to the U.S. dollar, while a negative Currency Performance means the basket currency has depreciated relative to the U.S. dollar.*	
Coupon	None	
Listing	The notes will not be listed on any securities exchange.	
Issue Price	$1,000 per Note	
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – April 23, 2009	

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
April 2009

Morgan Stanley

Client Strategy Guide: April 2009 Offerings | Page 11

Protect Principal Investments

Offering ○ 90% Capital Protected Commodity-Linked Notes based on the Dow Jones-AIG Commodity Index℠

Strategy Overview

- ✓ 90% principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying commodity index, subject to the maximum payment at maturity
- ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying commodity index over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ 90% capital protection is available only at maturity and is subject to issuer credit risk
- ✓ Will yield no positive return if the underlying commodity index does not appreciate
- ✓ Exposure concentrated in physical commodities
- ✓ Does not provide for current income; no interest payments
- ✓ Appreciation potential is limited to the maximum payment at maturity

90% Capital Protected Commodity-Linked Notes offer investors the opportunity to receive at maturity an amount of cash that may be more or less than the stated principal amount based on the performance of certain commodities or commodity indices. Unlike ordinary debt securities, the notes do not pay interest and provide for a minimum payment amount of only 90% of the principal at maturity. Instead, the payment at maturity will be greater than the $1,000 stated principal amount per note if the final index value is **greater than** the initial index value, subject to a maximum payment amount, and less than the $1,000 stated principal amount per note if the final index value is **less than** the initial index value, subject to the minimum payment amount. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the minimum payment amount, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	Dow Jones-AIG Commodity Index℠
Maturity Date	April 30, 2012 (3 Years)
Principal Protection	90% at maturity, subject to issuer's credit risk
Participation Rate	100%
Payment at Maturity	▪ If the Final Index Value is **greater than** the Initial Index Value, ○ $1,000 + Supplemental Redemption Amount *In no event will the payment at maturity exceed the Maximum Payment Amount.* ▪ If the Final Index Value is **less than or equal to** the Initial Index Value, ○ $1,000 x (Final Index Value/Initial Index Value) *This amount will be less than the stated principal amount of $1,000 unless the Final Index Value equals the Initial Index Value. However, under no circumstances will the notes pay less than the Minimum Payment Amount of $900 per note.*
Supplemental Redemption Amount	$1,000 x Participation Rate x Commodity Percent Change; *provided* that the Supplemental Redemption Amount will not be less than zero and will not be more than $780 to $820, as determined on the pricing date.
Maximum Payment at Maturity	$1,780 to $1,820 per note (178% to 182% of the stated principal amount). The Maximum Payment Amount will be determined on the pricing date.
Minimum Payment at Maturity	$900 per note (90% of the stated principal amount)
Commodity Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Coupon	None
Listing	The notes will not be listed on any securities exchange.
Issue Price	$1,000 per Note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – April 23, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

April 2009

Morgan Stanley

Client Strategy Guide: April 2009 Offerings

Page 12

Enhance Yield Investments

Offerings

○ 13%-17% RevCons℠ based on The Boeing Company (BA)

Strategy Overview

- ✓ Relatively short-term yield enhancement strategies that offer above market, fixed monthly coupons in exchange for no appreciation potential on the underlying stock and full downside exposure to the underlying stock
- ✓ RevCons offer limited protection against a decline in the price of the underlying stock at maturity, but only if the underlying asset does not close at or below a predetermined trigger level **on any trading day** during the investment term
- ✓ Monthly coupon is paid regardless of the underlying stock's performance

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the underlying if the underlying stock closes at or below the trigger level **on any day** during the investment term
- ✓ No participation in any appreciation of the underlying stock
- ✓ If the underlying stock close at or below the specified trigger level **on any day** during the investment term and is below the trigger level at maturity, the RevCons will redeem for shares of the underlying stock or the equivalent cash value, which will be less than the initial investment

RevCons offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum), compared to the dividend yield on the underlying stock at the time of pricing, in return for the risk that the RevCons will redeem for shares of the underlying company at maturity if the closing price of the underlying stock declines to or below the trigger price **on any trading day** during the term of the RevCons and, on the determination date, is below the initial share price. The value of these shares will be less than the value of the investor's initial investment and may be zero, and the investor has no opportunity to participate in any upside. Alternatively, if the closing price of the underlying shares **never** declines to or below the trigger price, the RevCons will return the stated principal amount at maturity. The coupon is paid regardless of the performance of the underlying shares. RevCons are not principal protected. The RevCons are senior unsecured obligations of Morgan Stanley, and all payments on the RevCons are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	The Boeing Company (BA)
Maturity	October 15, 2009 (6 Months)
Payment at Maturity	Either (i) the stated principal amount of $1,000 or (ii) if the closing price of the underlying stock on the determination date is less than the initial share price and the closing price of the underlying stock has declined to or below the specified trigger price on any trading day up to and including the determination date, (x) a number of shares of the underlying stock equal to the exchange ratio or (y) at the issuer's option, the cash value of those shares as of the determination date.
Determination Date	October 9, 2009
Monthly Coupon	13% to 17% per annum, payable monthly beginning May 15, 2009. The actual interest rate will be determined on the pricing date.
Trigger Level	75% of the initial share price
Exchange Ratio	The stated principal amount divided by the initial share price, subject to adjustments for corporate events.
Issue Price	$1,000 per RevCons
Listing	The RevCons will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – April 9, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

April 2009

Morgan Stanley

Client Strategy Guide: April 2009 Offerings Page 13

Enhance Yield Investments

Offerings

11%-15% RevCons℠ based on the Financial Select Sector SPDR® Fund (XLF)

Strategy Overview	Risk Considerations
✓ Relatively short-term yield enhancement strategies that offer above market, fixed monthly coupons in exchange for no appreciation potential on the underlying shares and full downside exposure to the underlying shares ✓ RevCons offer limited protection against a decline in the price of the underlying shares at maturity, but only if the underlying asset does not close at or below a predetermined trigger level **on any trading day** during the investment term ✓ Monthly coupon is paid regardless of the underlying shares' performance	✓ No principal protection ✓ Full downside exposure to the underlying if the underlying shares closes at or below the trigger level **on any day** during the investment term ✓ No participation in any appreciation of the underlying shares ✓ If the underlying shares close at or below the specified trigger level **on any day** during the investment term and is below the trigger level at maturity, the RevCons will redeem for shares of the underlying shares or the equivalent cash value, which will be less than the initial investment

RevCons offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum), in return for the risk that the RevCons will redeem for shares of the underlying fund at maturity if the closing price of the underlying shares decline to or below the trigger price **on any trading day** during the term of the RevCons and, on the determination date, is below the initial share price. The value of these shares will be less than the value of the investor's initial investment and may be zero, and the investor has no opportunity to participate in any upside. Alternatively, if the closing price of the underlying shares **never** declines to or below the trigger price, the RevCons will return the stated principal amount at maturity. The coupon is paid regardless of the performance of the underlying shares. RevCons are not principal protected. The RevCons are senior unsecured obligations of Morgan Stanley, and all payments on the RevCons are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	Shares of the Financial Select Sector SPDR® Fund (XLF)
Maturity	October 15, 2009 (6 Months)
Payment at Maturity	Either (i) the stated principal amount of $1,000 or (ii) if the closing price of the underlying shares on the determination date is less than the initial share price and the closing price of the underlying shares has declined to or below the specified trigger price on any trading day up to and including the determination date, (x) a number of shares of the underlying fund equal to the exchange ratio or (y) at the issuer's option, the cash value of those shares as of the determination date.
Determination Date	October 9, 2009
Monthly Coupon	11% to 15% per annum, payable monthly beginning May 15, 2009. The actual interest rate will be determined on the pricing date.
Trigger Level	50% of the initial share price
Exchange Ratio	The stated principal amount divided by the initial share price, subject to adjustments for corporate events.
Issue Price	$1,000 per RevCons
Listing	The RevCons will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – April 9, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

April 2009

Client Strategy Guide: April 2009 Offerings                              Page 14

Enhance Yield Investments

Offering  14.5% SPARQS(R) based on Lowe's Companies, Inc. (LOW)

                   -------------------------------------------------------------
                   Provide enhanced current income in exchange for forgoing
                   appreciation beyond the yield to call level and accepting
   Strategy        exposure to depreciation of the underlying asset at maturity
   Overview        Quarterly coupon is paid regardless of the underlying
                   asset's performance
                   May be appropriate for investors who seek current income and are willing to take on the downside risk of the underlying stock
                   -------------------------------------------------------------

                   -------------------------------------------------------------
     Risk          No principal protection
Considerations     Full downside exposure to the underlying stock
                   Appreciation potential is limited by the issuer's call right
                   -------------------------------------------------------------

SPARQS pay an above market, fixed-rate quarterly coupon compared to the expected dividend yield of the underlying stock at the time of pricing in exchange for a limit on the opportunity for appreciation. Regardless of the stated maturity, the SPARQS are callable by the issuer beginning six months prior to maturity. If called, the SPARQS will return the yield to call, which is determined inclusive of any coupons previously paid and accrued to the call date. If not called, the
SPARQS will return at maturity a fixed number of shares of the underlying stock per SPARQS or, at the issuer's option, the cash value of such shares. The value of any underlying stock or the cash value of such stock delivered at maturity may be less than the stated principal amount of the SPARQS and may be zero.
SPARQS are not principal protected. These SPARQS are senior unsecured obligations of Morgan Stanley, and all payments on the SPARQS are subject to the credit risk of Morgan Stanley.

                           -----------------------------------------------------
Issuer                     Morgan Stanley
                           -----------------------------------------------------
Underlying                 Lowe's Companies, Inc. (LOW)
                           -----------------------------------------------------
Maturity                   May 20, 2010 (13 Months)
                           -----------------------------------------------------
Annual Coupon              14.5% p.a. payable quarterly beginning August 20,
                           2009
                           -----------------------------------------------------
Exchange at Maturity       At maturity, unless previously called by the issuer,
                           each SPARQS will be exchanged into shares of LOW
                           Stock at the exchange ratio or, at the issuer's
                           option, the cash value of such shares.
                           -----------------------------------------------------
Exchange Ratio             The initial exchange ratio will be 1.0, subject to
                           adjustment for corporate events; however, if the
                           issuer determines to price the SPARQS at a fraction
                           of the closing price of LOW Stock, the initial
                           exchange ratio will be adjusted so that it represents
                           that fraction.
                           -----------------------------------------------------
Issuer Call Right          Beginning on November 20, 2009, the issuer may call
                           the SPARQS for a cash call price that, together with
                           coupons paid from the original issue date through the
                           call date, implies an annualized rate of return on
                           the stated principal amount equal to the yield to
                           call.
                           -----------------------------------------------------
Yield To Call              23% to 27% per annum on the stated principal amount,
                           to be determined on the pricing date
                           -----------------------------------------------------
First Call Date            November 20, 2009
                           -----------------------------------------------------
Call Notice Date           If the issuer calls the SPARQS, at least 10 but not
                           more than 30 calendar days notice will be given
                           before the call date specified in the notice.
                           -----------------------------------------------------
Issue Price                Closing Price of 1 Share of LOW Stock on the pricing
                           date
                           -----------------------------------------------------
Listing                    Application will be made to list the SPARQS on the
                           NYSE Arca Inc. under ticker symbol "SGN", subject to
                           meeting the listing requirements.
                           -----------------------------------------------------
Expected Pricing Date(1)   This offering is expected to close for ticketing on
                           Thursday - April 23, 2009
                           -----------------------------------------------------

1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan
Stanley may close the deal prior to, or postpone, the Expected Pricing Date.
Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley

Client Strategy Guide: April 2009 Offerings | Page 15

Enhance Yield Investments

Offering ○ Auto-Callable Securities based on iShares® FTSE / Xinhua China 25 Index Fund (FXI)

Strategy Overview	
	✓ Opportunity to earn a relatively high fixed return if the closing price of the underlying shares is at all above the initial level on any of the specified determination dates ✓ If the security is not redeemed on any early redemption date and at maturity the underlying is below the downside protection price, the investor has 1-for-1 downside exposure below the downside protection price and may lose up to 90% of their investment

Risk Considerations	
	✓ No principal protection ✓ Up to 90% of the stated principal amount at risk upon any depreciation in the underlying asset if the downside protection price is breached ✓ Appreciation potential is limited to the specified fixed returns ✓ Does not provide for current income; no interest payments

Auto-Callable Securities offer the opportunity for investors to earn a relatively high annualized fixed redemption amount if the closing price of one ETF Share is at all above the initial share price on any one of the specified determination dates. Investors must be comfortable with the risk of losing up to 90% of their principal and be willing to forgo interest payments and potential returns greater than the specified fixed returns. The securities are senior unsecured obligations of JPMorgan Chase & Co. and all payments on the securities are subject to the credit risk of JPMorgan Chase & Co.

Issuer	**JPMorgan Chase & Co.**		
Underlying	Shares of the iShares® FTSE / Xinhua China 25 Index Fund (FXI)		
Maturity Date	April 29, 2011 (2 Years)		
Determination Dates	#1: May 4, 2010	#2: October 26, 2010	Final: April 26, 2011
Early Redemption Payment	If, on either of the first two determination dates, the closing price of one ETF Share is greater than the Initial Share Price, the securities will be automatically redeemed on the sixth business day following the related determination date for the respective cash payment, which we refer to as the early redemption amount, as follows: Determination Date — Early Redemption Amount 1st — $12.00 to $12.20 2nd — $13.00 to $13.30 The actual Early Redemption Amount will be determined on the pricing date.		

Payment at Maturity	If the securities have not previously been redeemed, you will receive at maturity a cash payment as follows:
	If the Final Share Price is:
	○ Greater than the Initial Share Price:
	  ○ $14.00 to $14.40 (as determined on the pricing date)
	○ Less than or equal to the Initial Share Price but greater than or equal to the Downside Protection Price of 90% of the Initial Share Price:
	  ○ $10 stated principal amount
	○ Less than the Downside Protection Price of 90% of the Initial Share Price:
	  ○ $10 *times* the Share Performance Factor, *plus* $1.00
	This payment may result in a loss of up to 90% of your investment		

Downside Protection Price	90% of the Initial Share Price		
Share Performance Factor	Final Share Price / Initial Share Price		
Issue Price	$10 per Security		
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – April 23, 2009		

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

April 2009

Morgan Stanley

Client Strategy Guide: April 2009 Offerings Page 16

Leverage Performance Investments

Offering ○ Bull PLUS[SM] based on the S&P 500® Index (SPX)

Strategy Overview	
	✓ Leveraged upside exposure within a range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the S&P 500® Index and seeking enhanced returns within a range of index performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations	
	✓ No principal protection ✓ Full downside exposure to the S&P 500® Index ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured debt obligations of Barclays Bank PLC and all payments on the PLUS are subject to the creditworthiness of Barclays Bank PLC.

Issuer	Barclays Bank PLC
Underlying	S&P 500® Index (SPX)
Maturity Date	May 28, 2010 (13 Months)
Leverage Factor	300%
Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$12.70 to $13.20 per PLUS (127% to 132% of the stated principal amount), to be determined on the pricing date
Payment at Maturity	• If the Final Index Value is **greater than** the Initial Index Value: ○ $10 + Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is **less than or equal** to the Initial Index Value: ○ $10 x Index Performance Factor *This amount will be less than or equal to the stated principal amount of $10.*
Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price	$10 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – April 23, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

April 2009

Morgan Stanley

Client Strategy Guide: April 2009 Offerings Page 17

Leverage Performance Investments

Offering ○ Bear PLUS[SM] based Inversely on the S&P 500® Index (SPX)

Strategy Overview

- ✓ Leveraged short exposure to an underlying asset within a range of price performance and the same downside risk as a direct short investment with 1-for-1 downside exposure if the underlying asset increases in value
- ✓ May be appropriate for investors anticipating moderate price depreciation on the S&P 500® Index and seeking enhanced returns for a certain range of negative price performance, in exchange for a cap on payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Potential loss of up to 80% of your investment if the S&P 500® Index increases in value
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

Bear Market PLUS offer an enhanced short exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. Having short exposure to an underlying asset means that investors will earn a positive return if the underlying asset declines in value, but will lose up to 80% of their investment if the underlying asset increases in value. These investments allow investors to capture enhanced returns when the underlying asset declines in value. The enhancement typically applies only for a certain range of negative price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The Bear Market PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Bear Market PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	S&P 500® Index (SPX)
Maturity Date	October 20, 2009 (6 Months)
Leverage Factor	300%
Maximum Payment at Maturity	$11.05 to $11.45 per Bear PLUS (110.5% to 114.5% of the stated principal amount), to be determined on the pricing date
Payment at Maturity	• If the Final Index Value is **less than** the Initial Index Value: ○ $10 + Enhanced Downside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is **greater than or equal** to the Initial Index Value: ○ $10 – Upside Reduction Amount *In no event will the payment at maturity be less than the Minimum Payment at Maturity.*
Enhanced Downside Payment	$10 x Leverage Factor x Index Percent Decrease
Upside Reduction Amount	$10 x Index Percent Increase
Index Percent Decrease	(Initial Index Value – Final Index Value) / Initial Index Value
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Minimum Payment at Maturity	$2.00 per Bear PLUS (20% of the stated principal amount)
Listing	The Bear PLUS will not be listed on any securities exchange.
Issue Price	$10 per Bear PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – April 23, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

April 2009

                                                                 Morgan Stanley
-------------------------------------------------------------------------------
Client Strategy Guide: April 2009 Offerings                              Page 18
-------------------------------------------------------------------------------
Leverage Performance Investments

Offering o Buffered PLUSSM based on the S&P 500(R) Index (SPX)

------------------------------------------------------------------------------------------
Strategy   o    Leveraged exposure to an underlying asset up to a cap, with full downside
Overview        exposure only if losses exceed the buffer amount at maturity
           o    May be appropriate for investors who anticipate moderate price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against depreciation of the underlying asset at maturity
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Risk            o    No principal protection
Considerations  o    Full downside exposure to the underlying index beyond the buffer amount
                o    Appreciation potential is limited to the maximum payment at maturity
                o    Does not provide for current income; no interest payments
------------------------------------------------------------------------------------------
Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated
principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing value of the asset has not declined below the specified buffer level, the Buffered PLUS will redeem for par or (ii) if the closing value of the asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

-------------------------------------------------------------------------------------------------------------
Issuer                      Morgan Stanley
                            ---------------------------------------------------------------------------------
Underlying                  S&P 500(R) Index (SPX)
                            ---------------------------------------------------------------------------------
Maturity Date               April 20, 2011 (2 Years)
                            ---------------------------------------------------------------------------------
Leverage Factor             200%
                            ---------------------------------------------------------------------------------
Buffer Amount               10%
                            ---------------------------------------------------------------------------------
Payment at Maturity         o    If the Final Index Value is greater than the Initial Index Value:
                                 o    $10 + the Leveraged Upside Payment
                            In no event will the payment at maturity exceed the Maximum Payment at Maturity.
                            o    If the Final Index Value is less than or equal to the Initial Index Value but has decreased from the Initial Index Value by an amount less than or equal to the Buffer Amount of 10%:
                                 o    $10
                            o    If the Final Index Value is less than the Initial Index Value and has decreased from the Initial Index Value by an amount greater than the
                                 Buffer Amount of 10%:
                                 o    ($10 x the Index Performance Factor) + $1.00
                            This amount will be less than par. However, under no circumstances will the
                            Buffered PLUS pay less than $1.00 per Buffered PLUS at maturity.
                            ---------------------------------------------------------------------------------
Leveraged Upside Payment    $10 x Leverage Factor x Index Percent Increase
                            ---------------------------------------------------------------------------------
Index Percent Increase      (Final Index Value - Initial Index Value) / Initial Index Value
                            ---------------------------------------------------------------------------------
Maximum Payment at Maturity $14.35 to $14.85 per Buffered PLUS (143.5% to 148.5% of the stated principal amount), to be determined on the pricing date
                            ---------------------------------------------------------------------------------
Minimum Payment at Maturity $1.00 per Buffered PLUS (10% of the stated principal amount)
                            ---------------------------------------------------------------------------------
Index Performance Factor    Final Index Value / Initial Index Value
                            ---------------------------------------------------------------------------------
Issue Price                 $10 per Buffered PLUS
                            ---------------------------------------------------------------------------------
Listing                     Application will be made to list the Buffered PLUS on the NYSE Arca Inc. under ticker symbol "BLN", subject to meeting the listing requirements.
                            ---------------------------------------------------------------------------------
Expected Pricing Date1      This offering is expected to close for ticketing on Thursday - April 23, 2009
-------------------------------------------------------------------------------------------------------------

1 Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing
Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                April 2009

                                                                        page 18

Morgan Stanley

Client Strategy Guide: April 2009 Offerings Page 19

Leverage Performance Investments

Offering ○ Buffered PLUS[SM] based on the NASDAQ-100 Index® (NDX)

Strategy Overview	
	✓ Leveraged exposure to an underlying asset up to a cap, with full downside exposure only if losses exceed the buffer amount at maturity. ✓ May be appropriate for investors who anticipate moderate price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against depreciation of the underlying asset at maturity

Risk Considerations	
	✓ No principal protection ✓ Full downside exposure to the underlying index beyond the buffer amount ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing value of the asset has not declined below the specified buffer level, the Buffered PLUS will redeem for par or (ii) if the closing value of the asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured debt obligations of Barclays Bank PLC, and all payments on the Buffered PLUS are subject to the credit worthiness of Barclays Bank PLC.

Issuer	Barclays Bank PLC
Underlying	NASDAQ-100 Index® (NDX)
Maturity Date	May 28, 2010 (13 Months)
Leverage Factor	200%
Buffer Amount	10%
Payment at Maturity	• If the Final Index Value is **greater than** the Initial Index Value: ○ $10 + the Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is **less than or equal** to the Initial Index Value but has **decreased** from the Initial Index Value by an amount **less than or equal** to the Buffer Amount of 10%: ○ $10 • If the Final Index Value is **less than** the Initial Index Value and has **decreased** from the Initial Index Value by an amount **greater than** the Buffer Amount of 10%: ○ ($10 x the Index Performance Factor) + $1.00 *This amount will be less than par. However, under no circumstances will the Buffered PLUS pay less than $1.00 per Buffered PLUS at maturity.*
Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$11.65 to $12.15 per Buffered PLUS (116.50% to 121.50% of the stated principal amount), to be determined on the pricing date
Minimum Payment at Maturity	$1.00 per Buffered PLUS (10% of the stated principal amount)
Index Performance Factor	Final Index Value / Initial Index Value
Issue Price	$10 per Buffered PLUS
Listing	The Buffered PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – April 23, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

April 2009

Morgan Stanley
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Risks & Considerations
An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk
All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the issuer's ability to pay periodic interest payments, if any, and all amounts due on the
Structured Investment at maturity and therefore investors are subject to the credit risk of the issuer and to changes in the market's view of the issuer's creditworthiness. Any decline in the issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as certificates of deposit, Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. The securities described herein are not guaranteed under the Federal Deposit Insurance Corporation's Temporary Liquidity Guarantee
Program.

Market Risk
The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit. You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no secondary market for a particular Structured
Investments and you should be prepared to hold them until maturity. If the applicable pricing supplement so specifies, we may apply to list a particular
Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for Structured
Investments. Issuers generally act as market makers for the Structured
Investments they issue but are not required to do so. Even if there is a secondary market for a particular Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because other broker-dealers generally do not participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan
Stanley or any other broker dealer were to cease making a market in Structured
Investments, it is likely that there would be no secondary market for
Structured Investments.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                April 2009

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Past Performance Not Indicative of Future Results
The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

Conflicts of Interest
The issuer, its affiliates and/or Morgan Stanley may be market participants.
The issuer, one or more of its affiliates or Morgan Stanley or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured
Investments generally. Any of these activities could affect the market value of a specific Structured Investment or Structured Investments generally. The economic interests of the calculation agent may be potentially adverse to the investors. In most Structured Investments, an affiliate of Morgan Stanley or the issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity
Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The calculation agent and their affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market-maker is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

You can only count on FDIC insurance to cover the deposit amount of each CD and, if applicable, the minimum index interest.
In the event that FDIC insurance payments become necessary for the equity-linked CDs prior to the maturity date, the FDIC is only required to pay the principal of the CDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits.
FDIC insurance is not available for any index interest if the Issuer fails prior to the maturity date, in the case of the equity-linked CDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of a CD. Except to the extent insured by the FDIC, the CDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                April 2009

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IMPORTANT INFORMATION AND QUALIFICATIONS:
The information provided herein was prepared by Morgan Stanley & Co.
Incorporated ("Morgan Stanley"), but is not a product of Morgan Stanley's
Equity or Fixed Income Research Departments.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley
Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in
Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the
Monetary Authority of Singapore, which accepts responsibility for its contents;
in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734
576, a licensed dealer, which accepts responsibility for its contents; in
Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in
Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated., which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and
is distributed in the European Union by Morgan Stanley & Co. International PLC,
except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian
Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although
Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated
are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of
Morgan Stanley.

Performance Leveraged Upside Securities, PLUS, SPARQS and RevCons are service marks of Morgan Stanley.

"Standard & Poor's(R)," "S&P (R)", "S&P 500 (R)" and "Select Sector SPDR (R)" are
trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by
Morgan Stanley. The securities are not sponsored, endorsed, sold or promoted by
S&P and S&P makes no representation regarding the advisability of investing in the securities.

"Dow Jones" and "Dow Jones Industrial AverageSM", are service marks of Dow
Jones & Company, Inc. and have been licensed for use for certain purposes by
Morgan Stanley. The securities based on the Dow Jones Industrials Average, are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the securities.

"Dow Jones," "AIG(R)" "Dow Jones-AIG Commodity IndexSM" and "DJ-AIGCISM" are
service marks of Dow Jones & Company, Inc. and American International Group,
and have been licensed for use for certain purposes by Morgan Stanley. The securities based on the Dow Jones-AIG Commodity Index, are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the securities.

"NASDAQ-100 Index(R)" is a service mark of NASDAQ and has been licensed for use for certain purposes by Morgan Stanley. The securities based on the NASDAQ-100
Index, are not sponsored, endorsed, sold or promoted by NASDAQ, and NASDAQ makes no representation regarding the advisability of investing in the securities.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                April 2009

                                                                        page 22